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                                                                    Exhibit 15.1


                          AWARENESS LETTER OF PRICE WATERHOUSE LLP,
                                   INDEPENDENT ACCOUNTANTS


June 2, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that CSX Corporation has included our report dated April 16, 1997 related to Conrail Inc. (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Current Report on Form 8-K to be filed on June 4, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,

/s/ PRICE WATERHOUSE LLP

Thirty South Seventeenth Street
Philadelphia, PA  19103